EXHIBIT 8(a)(2)


                                                            [LOGO] STATE STREET

                       STATE STREET BANK AND TRUST COMPANY

                             Custodian Fee Schedule

                           AARP CASH INVESTMENT FUNDS

                                o AARP Money Fund
--------------------------------------------------------------------------------

I.   Administration

     Custody, Portfolio and Fund Accounting Service - Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions. Maintain investment ledgers, provide selected portfolio transactions, position and income reports. Maintain general ledger and capital stock accounts. Prepare daily trial balance. Calculate net asset value daily. Provide selected general ledger reports. Securities yield or market value quotations will be provided to State Street by the fund.

     Each portfolio will be individually subject to the administrative fee shown below. This fee is an annual charge, billed and payable monthly, based on the average net assets of each portfolio.


                                   ANNUAL FEE
                                   ----------

                 Fund Net Assets
                 --------------

                 First $20 million                      1/15  of 1%
                 Next $80 million                       1/30  of 1%
                 Excess                                 1/100 of 1%


                 There will be no minimum monthly charge under this section.

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                                                            [LOGO] STATE STREET

II.  Portfolio Trades - For each line item processed
     -----------------------------------------------

               State Street Bank Repos                 $7.00
               All other trades                       $16.00

III. Custodian Balances
     ------------------

          A balance credit will be applied against the above fees equal to 75 percent of the 30 day Treasury Bill rate in effect on the last Monday of the month adjusted to a monthly basis, times the average collected balance in the custodian demand deposit accounts for the month billed.



IV.  Options
     -------

     Option charge for each option written or closing
     contract, per issue, per broker                           $25.00

     Option expiration charge, per issue, per broker           $15.00

     Option exercised charge, per issue, per broker            $15.00


V.   Lending of Securities
     ---------------------

     Deliver loaned securities versus cash collateral          $20.00

     Deliver loaned securities versus securities
     collateral                                                $30.00

     Receive/deliver additional cash collateral                $ 6.00

     Substitutions of securities collateral                    $30.00

     Deliver cash collateral versus receipt of
     loaned securities                                         $15.00

     Deliver securities collateral versus receipt of
     loaned securities                                         $25.00

     Loan administration - mark-to-market per day,
     per loan                                                  $ 3.00
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                                                             [LOGO] STATE STREET

VI.  Special Services
     ----------------

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation.


VII. Out-of-Pocket Expenses
     ----------------------

     A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

        Telephone
        Wire  charges  ($3.85  per wire in and $3.70 out)
        Postage and insurance
        Courier service
        Legal fees
        Supplies  related to fund records
        Rush  transfer - $8 each
        Duplication
        DTC Eligibility Books
        Transfer fees
        Pricing services
        Sub-custodian charges
        Price Waterhouse Audit Letter
        GNMA Transfer - $15 each
        Principal Reduction - $3 each


        AARP CASH INVESTMENT FUNDS             STATE STREET BANK AND TRUST CO.

By:    /s/David S. Lee                         By:   /s/E.M. Fortuna
       ----------------------------                  ---------------------------

Title      Vice President                      Title      Vice President
       ----------------------------                  ---------------------------

Date        8/15/85                            Date          JUL 19 1985
       ----------------------------                  ---------------------------

071785/1574m
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                                                            [LOGO] STATE STREET

                       STATE STREET BANK AND TRUST COMPANY

                    Summary Description and Fee Schedule for
                       Providing Shareholder Check Service

                           AARP CASH INVESTMENT FUNDS

                                o AARP Money Fund
--------------------------------------------------------------------------------

Service Description
-------------------

A checkwriting service is by necessity divided into two separate and distinct functions -- the banking function and the transfer agent function. The banking function involves the normal responsibilities of a check clearing institution and includes the following services:

          Maintenance of signature cards and appropriate corporate resolutions. if required.

Comparison of the signature on the check to the signature on the signature card for the purpose of paying the face amount of the check only.

Payment of the check upon proper authorization from the transfer agent to do so.

Preparation and mailing of cancelled checks and a statement to the depositor.

The transfer agent's duties include:

          Mailing of blank signature cards and appropriate corporate resolutions to the shareholders requesting the service. (This could also be done by the Fund.)

Receiving complete signature cards for review and forwarding to the bank's Operations Department.

Mailing checks in quantity specified by the Fund to the shareholder.

Receiving checks presented for payment and liquidating account if signature on the check is the same as appears on the Mutual Fund account and if the share balance in the account is sufficient to cover the amount of the check.

Timely return of all paid and unpaid checks to the bank's Operations Department.


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                                                            [LOGO] STATE STREET


Note: By allowing the checkwriting service, the Fund is waiving its right to request a signature guarantee. While the bank would be responsible for the face amount of any check paid on a forged signature the Fund or its Management Company would accept responsibility for any consequential damages claimed by the rightful owner of the account as a result of an improper liquidation.

Fees
----

The fees for this service are as follows:

     Charge per check presented for payment               $ .60

     Stop Payments                                       $12.00 ea.

     Insufficient Funds                                  $15.00 ea.

     *Checks over   $2,500                                 4.25 ea
                                                         Additional

          Pass through charge by Federal Reserve (beginning October 1, 1985

Note: Cost of checks, covers, signature cards and other materials required to operate the accounts are considered an out-of-pocket expense to the Fund.

        AARP CASH INVESTMENT FUNDS             STATE STREET BANK AND TRUST CO.

By:    /s/David S. Lee                         By:   /s/E.M. Fortuna
       ----------------------------                  ---------------------------

Title      Vice President                      Title      Vice President
       ----------------------------                  ---------------------------

Date        8/15/85                            Date          JUL 19 1985
       ----------------------------                  ---------------------------

071785/1574m

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                                                            [LOGO] STATE STREET

                        CUSTODIAN OUT-OF-POCKET EXPENSES
                                    ANALYSIS

  TELEPHONE -        Charged for all local and long distance calls made on
                     behalf of the fund. This included calls to brokers, fund office, transfer agents, DTC, etc.

  WIRE CHARGES -     Covers the cost of Federal Reserve Bank charges plus wire
                     costs related to the processing of wires. Charge is based on number of wires attributable to security settlements and shereholder purchases and redemptions.
                     Present cost is $3.8S per wire in and $3.70 per wire out.

  POSTAGE AND -      Cost of mailing reports to Scudder N.Y. office by
  INSURANCE          U.S. Postal Service or Federal Express,
                     correspondence relating to income claims, securities mailed at remote transfer agents for re-registration or collection at maturity.


  COURIER SERVICE -  Cost of transporting securities between Boston vaults and N.Y. City for delivery versus sale, and securities received in N.Y. delivered to Boston for safekeeping. (Money Market issues are usually settled, held and mature at our N.Y. Office or within the Fed Reserve Book Entry System.)

  LEGAL FEES -       Costs incurred with prior fund consent where
                     outside counsel is required to resolve issues relating to services being performed under the custodian contract.

  SUPPLIES RELATED - Costs of ledgers and ledger pages, journals, and
  TO FUND RECORDS    journal pages, and other records that become the
                     permanent property of the fund. Since cost accounts are fully automated this category of expense is not anticipated for the money market funds.

  RUSH TRANSFER -    $8 each. This covers the additional costs
                     associated with expediting the transfer of portfolio securities when requested by fund management.

  DUPLICATION -      Cost of Xerox copies of various reports,
                     appraisals, N.A.V. computations requested of both
                     N.Y. and Boston offices or  the funds.

  DTC ELIGIBILITY -  Monthly updated issues published by DTC for both
  BOOKS Municipal and corporate issues. Books are used by account controllers and books are also made available directly to the fund. Cost is currently $7.50 per book per month.

  TRANSFER FEES -    Direct charges by various transfer agents for affecting
                     transfer or split-up of securities into the nominee of the, fund.


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                                                            [LOGO] STATE STREET

  PRICING SERVICES - Outside pricing services used to price some funds but billed to State Street. Some funds currently use the State Street IDC pricing service which has a current base charge of $375/month per fund plus $5/month per IDC quote and $10/month per quote for Merrill Lynch prices supplied through IDC. Currently not available to money market funds.

  SUB-CUSTODIAN -    Fees and expenses charged by banks, both domestic
  CHARGES            and foreign, approved by the funds for safekeeping
                     securities that cannot be conveniently maintained by the price custodian. (Money Market funds often incur such charges when investing in Eurodollar
                     CD's which are held in London.)

  PRICE WATERHOUSE - The cost allocated to all funds within a
  AUDIT LETTER       management company that has elected to participate
                     in the audit program. The present cost is assessed at the rate of $41.80 per quarter per fund.
                     (Participation in this program should help to reduce regular audit fees to the fund since the reports can be relied upon to eliminate the need for an overall review by the fund auditor, of the systems, controls and procedures followed by the custodian bank.)